UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2011

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 11, 2011, Analogic Corporation (the “Borrower”) entered into a $100 million five-year, revolving credit agreement (“Credit Agreement”) with the financial institutions identified therein as lenders, Sovereign Bank as Administrative Agent, and TD Bank, N.A., as Documentation Agent. The Credit Agreement is guaranteed by the Borrower’s material domestic subsidiaries as designated by the Borrower from time to time or as required under the Credit Agreement, and is supported by a pledge of 65% of the capital stock and equity equivalents of the Borrower’s principal international subsidiary. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrowings under the Credit Agreement may be used for general corporate purposes, the refinancing of existing unsecured lines of credit, for Permitted Acquisitions, for working capital and for related fees and expenses. Under specified circumstances, the facility can be increased up to $150 million in aggregate. The Credit Agreement replaces a $20 million credit facility with Sovereign Bank that had been renewed on an annual basis since 2001. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a maximum Consolidated Leverage Ratio of 2.75:1.00 and a minimum Consolidated Interest Coverage Ratio of 3.00:1.00.

The interest rate applicable to revolving loans under the Credit Agreement is at LIBOR plus an interest margin based on the Borrower’s Consolidated Leverage Ratio or, if the Borrower elects or if no election is made, the applicable interest rate will be at the highest of: (1) the prime rate, (2) the federal funds rate plus 0.50%, or (3) one-month LIBOR plus 1%. The Borrower will pay an unused commitment fee during the term of the Credit Agreement which varies between 0.20% and 0.35% depending on the Consolidated Leverage Ratio.

The obligations of the Borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement by and among Analogic Corporation, the financial institutions identified therein as lenders, Sovereign Bank as Administrative Agent, and TD Bank, N.A., as Documentation Agent dated October 11, 2011.

10.2 Guaranty by Ana/dventure 3 Corporation in favor of the Lenders dated October 11, 2011.

10.3 Pledge Agreement between Analogic Corporation and Sovereign Bank over the shares and preferred equity certificates of Analogic Holding Luxembourg S.à.r.l.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

October 12, 2011	By:	/s/ Michael L. Levitz

Name: Michael L. Levitz
Title: Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement by and among Analogic Corporation, the financial institutions identified therein as lenders, Sovereign Bank as Administrative Agent, and TD Bank, N.A., as Documentation Agent dated October 11, 2011.

10.2	Guaranty by Ana/dventure 3 Corporation in favor of the Lenders dated October 11, 2011.

10.3	Pledge Agreement between Analogic Corporation and Sovereign Bank over the shares and preferred equity certificates of Analogic Holding Luxembourg S.à.r.l.